SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 2, 2006

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Commission File Number 1-13082

        New York    13-3131650

(State or other jurisdiction of

I.R.S. Employer

incorporation or organization)

Identification Number)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 2, 2006, Kenneth Cole Productions, Inc. and Haggar Clothing Co. announced that an agreement had been reached to expand the current relationship for classification pants.  Haggar Clothing Co., the licensee for Kenneth Cole New York and Kenneth Cole Reaction men’s classification pants since 2003, will now also manufacture, market, and distribute men’s classification pants for Unlisted, a Kenneth Cole Production label.  The license has an initial term through 2010, with one three-year renewal term, subject to the satisfaction of certain performance conditions.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

99.1 Press Release dated November 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

 Dated: November 7, 2006

By:     /s/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated November 2, 2006

Exhibit 99.1

Company Contact:	Investor Relations Contact:
David Edelman	James R. Palczynski
Chief Financial Officer	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 265-1500	(203) 682-8229

KENNETH COLE PRODUCTIONS AND HAGGAR CLOTHING CO.

SIGN LICENSING AGREEMENT TO COMMENCE MEN’S UNLISTED PANTS AND EXTEND OTHER CLASSIFICATION PANTS

New York, New York, November 2, 2006 / PR Newswire – Kenneth Cole Productions, Inc. (NYSE: KCP) and Haggar Clothing Co. today announced that they have reached an agreement to expand their relationship for classification pants.  Haggar Clothing Co., the licensee for Kenneth Cole New York and Kenneth Cole Reaction men’s classification pants since 2003, will now also manufacture, market, and distribute men’s classification pants for the Unlisted, a Kenneth Cole Production label.  The license has an initial term through 2010 with one three-year renewal term, subject to the satisfaction of certain performance conditions.

Chairman and Chief Executive Officer Kenneth Cole said, “We look forward to building on our strong relationship with Haggar.  Based on the excellent performance of our men’s classification pant business to date, we are pleased to extend our relationship and to shift our focus to the Unlisted label, which we believe to be a tremendous opportunity.  With this partnership, we are confident that our classification pant business will continue to grow.”

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the registered trademarks KENNETH COLE NEW YORK, KENNETH COLE REACTION, UNLISTED and TRIBECA as well as footwear under the proprietary trademark GENTLE SOULS and under the licensed trademark

BONGO. The company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel, as well as fragrances, timepieces, eyewear, housewares, and several other accessory categories. The company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct to consumer catalogs and e-commerce. Further information can be found at http://www.kennethcole.com.